Exhibit 5.1

OPINION OF BALLARD SPAHR LLP

December 17, 2014

Venaxis, Inc. 1585 South Perry Street Castle Rock, Colorado 80104
Re:	Registration Statement on Form S-3 for Venaxis, Inc.
Ladies and Gentlemen:
We have acted as counsel to Venaxis, Inc., a Colorado corporation (the “Company”), and are rendering this opinion in connection with the filing, on the date of this opinion, of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of common stock, no par value (the “Common Stock”), of the Company with an aggregate initial offering price not to exceed $50,000,000 (the “Shares”). The Shares may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, including the prospectus contained therein, and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”) pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Articles of Incorporation, as amended, of the Company and (iii) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.
In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.
For purposes of this opinion, we have assumed further that, at the time of the issuance, sale, and delivery of Shares under the Registration Statement: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof, (b) the Company’s Articles of Incorporation, as amended and currently in effect, will not have been modified or amended in any manner material to the opinions set forth herein and will remain in full force and effect, and (c) the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance, sale, and delivery of Shares under the Registration Statement, will not exceed the total number of shares of Common Stock of the Company that the Company is then authorized to issue under the Company’s Articles of Incorporation, as amended.
Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
With respect to any offering of Shares by the Company pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Shares at a specified price or pursuant to a specified pricing mechanism, (c) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (d) certificates representing any Shares have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) such Shares have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any Prospectus Supplement relating thereto and, if applicable, in accordance with the applicable purchase, underwriting, or similar agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.
We express no opinion as to the law of any jurisdiction other than the State of Colorado.
We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.
Sincerely,
/s/ Ballard Spahr LLP
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